                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as Permitted
                 by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to (S)240.14a-11(c) or
                 (S)240.14a-12

                            PALM, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  [PALM LOGO]

                                   PALM, INC.
                           5470 GREAT AMERICA PARKWAY
                         SANTA CLARA, CALIFORNIA 95052

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 2, 2000

                            ------------------------

To The Stockholders:

    Our Annual Meeting will be held on Thursday, November 2, 2000, at 9:30 a.m. at The Regency Building, 1270 Sutter Street, San Francisco, CA 94109 for the following purposes:

    1.  To elect two (2) Class I directors to hold office for a three-year term.

    2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 1, 2001.

    3.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on September 11, 2000 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 5470 Great America Parkway, Santa Clara, California 95052.

                                          By Order of the Board of Directors,

                                          Stephen Yu
                                          Secretary

September 27, 2000
Santa Clara, California

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                                   PALM, INC.
                           5470 GREAT AMERICA PARKWAY
                         SANTA CLARA, CALIFORNIA 95052
                                PROXY STATEMENT

    The accompanying proxy is solicited by the Board of Directors of Palm, Inc., a Delaware corporation (the "Company" or "Palm"), for use at the Annual Meeting of Stockholders to be held on Thursday, November 2, 2000, at 9:30 a.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The meeting will be held at The Regency Building, 1270 Sutter Street, San Francisco, CA 94109. The Company's telephone number is (408) 326-9000. The date of this Proxy Statement is September 27, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

    CERTAIN FINANCIAL INFORMATION. Please take note that the Company's financial statements and related information are included with its 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 16, 2000, which is enclosed with this Proxy Statement.

    VOTING SECURITIES. Only stockholders of record as of the close of business on September 11, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 565,344,617 shares of Common Stock of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote on the proposals presented in this Proxy Statement for each share of stock held. There is no cumulative voting in the election of directors.

    SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

    VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See "Transaction of Other Business." A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

    QUORUM. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    ABSTENTIONS. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    BROKER NON-VOTES. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan amendment).

    STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth certain information, as of July 28, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) each director and director-nominee of the Company; (ii) the Chief Executive Officer and each other executive officer of the Company included in the Summary Compensation Table (collectively, the "Named Officers"); and (iii) all current executive officers and directors of the Company as a group.

                                                                                         PERCENT OF
                                                              AMOUNT AND NATURE OF      COMMON STOCK
NAME                                                         BENEFICIAL OWNERSHIP(1)   OUTSTANDING(2)
----                                                         -----------------------   --------------
Eric A. Benhamou...........................................           959,395                *
Carl J. Yankowski..........................................            62,499(3)             *
Alan J. Kessler............................................           307,662(4)             *
Barry Cottle...............................................            18,750(5)             *
Judy Bruner................................................            45,507(6)             *
Stephen Yu.................................................            12,361(7)             *
James L. Barksdale (10)....................................            10,000(8)             *
Gordon A. Campbell.........................................            10,000                *
Jean-Jacques Damlamian (11)................................                --                *
Michael Homer..............................................            10,000                *
David C. Nagel.............................................            10,000(9)             *
Susan G. Swenson...........................................            10,000                *
All current directors and executive officers as a group (11
  persons) (12)............................................         1,446,174                *

------------------------

*Less than 1%.

 (1) To the Company's knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Based on 564,992,928 shares of the Company's Common Stock issued and outstanding as of July 28, 2000.

 (3) Includes 62,499 shares issuable upon the exercise of options exercisable within 60 days of July 28, 2000.

 (4) Includes 307,662 shares issuable upon the exercise of options exercisable within 60 days of July 28, 2000. This amount reflects 282,663 shares issuable upon the exercise of 3Com options that were converted to Palm options on July 28, 2000.

 (5) Includes 18,750 shares issuable upon the exercise of options exercisable within 60 days of July 28, 2000.

 (6) Includes 37,141 shares issuable upon the exercise of options exercisable within 60 days of July 28, 2000. This amount reflects 22,516 shares issuable upon the exercise of 3Com options that were converted to Palm options on July 28, 2000.

 (7) Includes 12,361 shares issuable upon the exercise of options exercisable within 60 days of July 28, 2000. This amount reflects 8,175 shares issuable upon the exercise of 3Com options that were converted to Palm options on July 28, 2000.

 (8) This amount includes 5,000 shares held by Barksdale Investments, LLC. Mr. Barksdale and his spouse together own 10% of Barksdale Investments, LLC, and they are the sole managers of Barksdale Investments, LLC. In addition, this amount includes 5,000 shares held by Pickwick Group, L.P. Mr. Barksdale and his spouse together own a 10% partnership interest in Pickwick Group, L.P., and they are the sole general partners of Pickwick Group, L.P.

 (9) These shares are held by Mr. Nagel and his spouse as trustees of the Nagel/Schreiner Revocable Trust.

 (10) Mr. Barksdale resigned from the Board of Directors on September 12, 2000.

 (11) Mr. Damlamian was elected to the Board of Directors effective as of September 13, 2000.

 (12) Includes 438,413 shares subject to options that are exercisable within 60 days of July 28, 2000.

    As of July 28, 2000, there were no persons known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company.

                             ELECTION OF DIRECTORS

    The number of directors authorized by the Company's Bylaws is currently fixed at 7. The Company's Bylaws provide that the directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. Class I currently has two members. A stockholder may not cast votes for more than two nominees. The two Class I directors to be elected at the 2000 Annual Meeting are to be elected to hold office until the year 2003 Annual Meeting and until their successors have been elected and qualified.

    The Company's nominees for election at the Annual Meeting of Stockholders to Class I of the Board of Directors are Messrs. Yankowski and Homer. If a nominee declines to serve or becomes unavailable for any reason, (although the Board of Directors knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the Board of Directors may designate.

VOTE REQUIRED

    If a quorum is present and voting at the Annual Meeting, the two nominees for Class I directors receiving the highest number of affirmative votes will be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

NOMINEES AND OTHER DIRECTORS

    The following table sets forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of the Company. Each nominee is currently serving as a director of the Company.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 2003

                                                                                                 DIRECTOR
        NAME                    PRINCIPAL OCCUPATION DURING PAST FIVE YEARS             AGE       SINCE
---------------------   ------------------------------------------------------------  --------   --------
Carl J. Yankowski       Mr. Yankowski has been our Chief Executive Officer and one    52         1999
                        of our directors since December 1999. From September 1998 to
                        December 1999, Mr. Yankowski was Executive Vice President of
                        Reebok International Ltd. and President and Chief Executive
                        Officer of the Reebok Division. From November 1993 to
                        January 1998, Mr. Yankowski was President and Chief
                        Operating Officer of Sony Electronics Inc., a subsidiary of the Sony Corporation. Mr. Yankowski holds a Bachelor of
                        Science degree in electrical engineering from the
                        Massachusetts Institute of Technology as well as a Bachelor of Science degree in management which he earned concurrently from MIT's Sloan School of Management. Mr. Yankowski also
                        serves as a director of Safeguard Scientifics, Avidyne, Inc.
                        and VITTS Networks, and he is a member of the board of
                        advisors of Boston College Business School.

Michael Homer           Mr. Homer has served as one of our directors since February   42         2000
                        2000. Mr. Homer is Senior Vice President at America Online.
                        Prior to Netscape's acquisition by America Online,
                        Mr. Homer held various positions at Netscape beginning in
                        October 1994, including Executive Vice President, Sales and
                        Marketing and General Manager of Netscape Netcenter. From
                        April 1994 to October 1994, Mr. Homer was a consultant. From
                        August 1993 to April 1994, Mr. Homer served as Vice
                        President, Engineering at EO Corporation, a hand-held
                        computer manufacturer, and from July 1991 to July 1993,
                        Mr. Homer was Vice President, Marketing of Go Corporation, a
                        pen-based software company. He had previously been Director of Product Marketing of Apple, where he held various
                        technical and marketing positions from 1982 through 1991.
                        Mr. Homer holds a B.S. from the University of California,
                        Berkeley. Mr. Homer is also a director of TiVo, Inc.,
                        Charitable Way, Oscar Technologies and Eazel.

INCUMBENT CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2001

                                                                                               DIRECTOR
        NAME                   PRINCIPAL OCCUPATION DURING PAST FIVE YEARS            AGE       SINCE
---------------------   ----------------------------------------------------------  --------   --------
Gordon A. Campbell      Mr. Campbell has served as one of our directors since       56         1999
                        September 1999. Mr. Campbell is the founder and, since
                        1993, has been President and Chairman of the Board of
                        Techfarm, Inc., a company formed to launch
                        technology-based start-up companies. Mr. Campbell was the
                        founder of CHIPS and Technologies, Inc., a company that
                        designs and distributes very large scale integrated
                        circuit products, and served as its President and Chief
                        Executive Officer from December 1984 until November 1993,
                        and as its Chairman of the Board from December 1984 until
                        November 1995. Mr. Campbell also serves as a director of
                        Bell Microproducts, Inc., Chairman of the Board of 3D/Fx
                        Interactive Inc. and Chairman of the Board of Cobalt
                        Networks, Inc.

Susan G. Swenson        Ms. Swenson has served as one of our directors since        52         1999
                        October 1999. Ms. Swenson has been President and Chief
                        Operating Officer of Leap Wireless International, Inc. and
                        Chief Executive Officer of Cricket Communications, Inc.
                        since July 1999. Ms. Swenson has also been a director of
                        Leap since July 1999. From March 1994 to July 1999,
                        Ms. Swenson served as President and Chief Executive
                        Officer for Cellular One, a joint venture between
                        AirTouch/Vodafone and AT&T Wireless. Ms. Swenson is also
                        a director of Wells Fargo Bank, General Magic and Working
                        Assets.

INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2002

                                                                                             DIRECTOR
         NAME                  PRINCIPAL OCCUPATION DURING PAST FIVE YEARS          AGE       SINCE
-----------------------   ------------------------------------------------------  --------   --------
Eric A. Benhamou          Mr. Benhamou has served as one of our directors since   45         1999
                          September 1999. Mr. Benhamou has been the Chief
                          Executive Officer of 3Com Corporation since September
                          1990 and also served as 3Com's President from April
                          1990 through August 1998. Mr. Benhamou has been 3Com's
                          Chairman of the Board of Directors since July 1994.
                          Mr. Benhamou served as 3Com's Chief Operating Officer
                          from April 1990 through September 1990. From October
                          1987 through April 1990, Mr. Benhamou held various
                          general management positions within 3Com.
                          Mr. Benhamou also serves as Chairman of the Board of
                          Cypress Semiconductor, Inc. and as a director of
                          Legato Systems, Inc. Mr. Benhamou is a member of
                          President Clinton's Information Technology Advisory
                          Council.

                                                                                             DIRECTOR
         NAME                  PRINCIPAL OCCUPATION DURING PAST FIVE YEARS          AGE       SINCE
-----------------------   ------------------------------------------------------  --------   --------
Jean-Jacques Damlamian    Mr. Damlamian has served as one of our directors since  58         2000
                          September 2000. Mr. Damlamian has been Group Executive
                          Vice President in charge of the Development Branch of
                          France Telecom since January 1996. From April 1991
                          until January 1996, Mr. Damlamian was Senior Vice
                          President, Marketing and Sales for France Telecom. Mr.
                          Damlamian served as Group Vice President,
                          International and Industrial Affairs for France
                          Telecom from November 1989 until April 1991, and was
                          its Vice President, Mobile Services from May 1988
                          until November 1989. Prior to May 1988, Mr. Damlamian
                          worked in various divisions of France Telecom. Mr.
                          Damlamian graduated from the Ecole Polytechnique and
                          Ecole Nationale Superieure des Telecommunications, and
                          he is a member of the Institute of Electrical and
                          Electronics Engineers (IEEE). Mr. Damlamian is a
                          recipient of the French Legion d'Honneur and the Ordre
                          National du Merite. Mr. Damlamian also serves as a
                          director of Bull S.A.

David C. Nagel            Dr. Nagel has served as one of our directors since      55         2000
                          February 2000. Dr. Nagel has been President of AT&T
                          Labs since April 1996 and AT&T Chief Technology
                          Officer since August 1997. Dr. Nagel has also served
                          as Chief Technology Officer of Concert, a joint
                          venture between AT&T and British Telecom, since June
                          1999. Prior to joining AT&T, Dr. Nagel was a Senior
                          Vice President of Apple Computer, where he led the
                          worldwide research and development group responsible
                          for Macintosh hardware, Mac OS software, imaging and
                          other peripheral products. Before joining Apple's
                          Advanced Technology Group in 1988, Dr. Nagel was a
                          research scientist and head of human factor research
                          at NASA's Ames Research Center. Dr. Nagel holds
                          undergraduate and graduate degrees in engineering and
                          a doctorate in experimental psychology, all from the
                          University of California, Los Angeles. Dr. Nagel also
                          serves as a director of Liberate Technologies, Respond
                          TV and ArcoSoft, Inc.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ending June 2, 2000 (the "Last Fiscal Year"), the Board held ten (10) meetings. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

    During the Last Fiscal Year, the Company's Audit Committee met one
(1) time. Its current members are Gordon A. Campbell, David C. Nagel and Susan
G. Swenson. The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions and makes recommendations to the Board for the selection of independent accountants. In addition, the Audit Committee monitors the quality of the Company's accounting principles and financial reporting, the Company's compliance with foreign trade regulations as well as the independence of and the non-audit services provided by the Company's independent accountants. In discharging its duties, the Audit Committee: reviews and approves the scope of the annual audit and the independent accountant's fees; obtains a formal written statement from the independent accountants regarding any relationships between the independent accountants and the Company that might bear on the accountants' independence and, if necessary, recommends to the Board any actions necessary to satisfy the accountants' independence; meets independently with the Company's internal auditing staff, the Company's independent accountants and the Company's senior management; and reviews the general scope of the Company's accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems as well as the results of the annual audit.

    During the Last Fiscal Year, the Compensation Committee met three
(3) times. Its current members are Gordon A. Campbell and Susan G. Swenson. The Compensation Committee determines, approves and reports to the Board on all elements of compensation for the Company's executive officers including salaries, bonuses, stock options, benefits and other compensation arrangements. For additional information concerning the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS--Compensation Committee Interlocks and Insider Participation" and "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

    During the Last Fiscal Year, Dr. Nagel attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board held during the period he served as a director and the total number of meetings held by the Audit Committee during the period that he served on the Audit Committee.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of
(i) the Chief Executive Officer of the Company, (ii) the four other most highly compensated executive officers of the Company

(based on salary plus bonus for the Last Fiscal Year) who were serving as such at the end of the Last Fiscal Year, and (iii) a former Chief Executive Officer:

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL             LONG-TERM COMPENSATION
                                                      COMPENSATION                  AWARDS
                                                   -------------------   -----------------------------
                                                                                            SECURITIES    ALL OTHER
                                         FISCAL     SALARY     BONUS     RESTRICTED STOCK   UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR       ($)      ($) (1)    AWARD(S) ($)(2)    OPTIONS(#)      ($)(3)
---------------------------             --------   --------   --------   ----------------   ----------   ------------
Eric A. Benhamou, Chairman of the
  Board and former Chief Executive
  Officer (4).........................    2000     750,000    275,316              --              --        10,267
                                          1999     750,000         --              --         273,425(5)     12,092
Carl J. Yankowski, Chief Executive
  Officer and Director (6)............    2000     281,819    430,010         664,063       2,000,000       130,246

Alan J. Kessler, Chief Operating
  Officer, Platform and Products......    2000     400,000    258,890              --         813,157           954
                                          1999     400,000         --              --          83,500(5)     10,466
Barry Cottle, Chief Operating Officer,
  Content and Access (7)..............    2000      99,167     86,771         332,031         600,000       156,626

Judy Bruner, Senior Vice President and
  Chief Financial Officer.............    2000     247,917    151,522              --         467,000         2,857
                                          1999     204,967     16,504              --          35,000(5)      5,480
Stephen Yu, Vice President, General
  Counsel and Secretary...............    2000     162,695     67,316              --         133,500         4,689
                                          1999     130,242      7,946              --          10,950(5)      3,564

------------------------

(1) The amounts listed in this column include amounts earned and/or paid under 3Com's company-wide profit-sharing plan for fiscal year 1999 and the first three quarters of fiscal year 2000. 3Com distributed amounts paid under 3Com's plan at six-month intervals to all employees worldwide, other than those who are paid commissions, including executive officers, with the individual payments pro rata based on salary level. In addition, the amounts listed in this column include amounts earned and/or paid under Palm's company-wide bonus plan for the last quarter of fiscal year 2000, except with respect to Mr. Benhamou as noted in footnote (4) below.

(2) Amounts represent the dollar value of the 25,000 shares of restricted stock granted to Mr. Yankowski and the dollar value of the 12,500 shares of restricted stock granted to Mr. Cottle based upon the closing price of $38.00 per share of Palm's Common Stock on the date of grant. The total number of shares of restricted stock granted during the fiscal year was 592,375. The dollar value of these grants at the closing price per share on June 2, 2000 of $26.5625 was $15,734,960.94. The grants of restricted stock to Messrs. Yankowski and Cottle vest and become exercisable in equal annual increments over a four year period.

(3) All other compensation generally includes group term life insurance premiums, payments made to reimburse a spouse's travel costs to 3Com events, 401(k) matching payments and payment of relocation expenses. With respect to Mr. Yankowski, all other compensation includes $123,923 in payments of relocation expenses, $5,000 in 401(k) matching payments and $1,323 in group term life insurance premiums. With respect to Mr. Cottle, all other compensation includes $156,450 in relocation expenses and $176 in group term life insurance premiums.

(4) Mr. Benhamou ceased serving as Palm's Chief Executive Officer in
    December 1999. All of Mr. Benhamou's compensation for fiscal year 2000 reflects the compensation he received from 3Com as Chief Executive Officer of 3Com.

(5) This amount represents options to purchase shares of 3Com common stock.

(6) Mr. Yankowski became the Chief Executive Officer of Palm on December 12,
    1999.

(7) Mr. Cottle became an employee of Palm on February 18, 2000.

GRANTS OF STOCK OPTIONS

    The following table provides information concerning grants of options to purchase the Company's Common Stock made during the Last Fiscal Year to the Named Officers:

                       OPTION GRANTS IN FISCAL YEAR 2000

                                    INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                                 % OF TOTAL                                    AT ASSUMED ANNUAL RATES
                                  NUMBER OF       OPTIONS                                          OF STOCK PRICE
                                 SECURITIES      GRANTED TO                                       APPRECIATION FOR
                                 UNDERLYING     EMPLOYEES IN   EXERCISE PRICE                      OPTION TERM (4)
                                   OPTIONS      FISCAL YEAR      PER SHARE      EXPIRATION   ---------------------------
NAME                            GRANTED(#)(1)     2000(2)        ($/SH)(3)         DATE         5%($)          10%($)
----                            -------------   ------------   --------------   ----------   ------------   ------------
Eric A. Benhamou..............           --            *               --              --             --             --

Carl J. Yankowski.............    1,500,000         11.5            38.00        03/01/10     35,846,994     90,843,320
                                    500,000(5)       3.8            25.31        05/11/10      7,959,448     20,170,803

Alan J. Kessler...............      600,000          4.6            38.00        03/01/10     14,338,798     36,337,328
                                     13,157            *            38.00        03/01/10        314,426        796,817
                                    200,000(5)       1.5            25.31        05/11/10      3,183,779      8,068,321

Barry Cottle..................      450,000          3.4            38.00        03/01/10     10,754,098     27,252,996
                                    150,000(5)       1.2            25.31        05/11/10      2,387,834      6,051,241

Judy Bruner...................      350,000          2.7            38.00        03/01/10      8,364,299     21,196,775
                                    117,000(5)         *            25.31        05/11/10      1,862,511      4,719,968

Stephen Yu....................      100,000            *            38.00        03/01/10      2,389,800      6,056,221
                                     33,500(5)         *            25.31        05/11/10        533,283      1,351,444

------------------------

*   Less than 1%

(1) All of the above options are subject to the terms of the Company's 1999 Stock Plan (the "1999 Plan") and are exercisable only as they vest. The options granted to each executive officer vest and become exercisable in equal annual increments over a four (4) year period provided the optionee continues to be employed by the Company.

(2) Based on a total of options to purchase 13,074,561 shares granted to all Palm employees in fiscal 2000.

(3) All options were granted at an exercise price equal to the fair market value of Palm's Common Stock on the date of grant.

(4) Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent the Company's estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period.

(5) This grant represents half of a special stock option grant to such employee. Such special stock option grants were granted in two installments: one half of the option grant was made on May 11, 2000 at the closing price of $25.3125 per share and the other half of the option grant was made on July 11, 2000 at the closing price of $29.4375 per share. The grants of options made pursuant to these special stock option grants will vest and be exercisable in equal monthly increments over a four (4) year period.

EXERCISES OF STOCK OPTIONS

    The following table provides the specified information concerning option exercises during the Last Fiscal Year and the exercisable and unexercisable options held as of June 2, 2000, by the Named Officers:

                     AGGREGATED OPTION EXERCISES IN FISCAL
                  YEAR 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                     SHARES                       OPTIONS AT 6/2/00(#)             AT 6/2/00(1)($)
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   -----------   -----------   -------------   -----------   -------------
Eric A. Benhamou.................          --           --             --             --            --             --
Carl J. Yankowski................          --           --             --      2,000,000            --        625,000
Alan J. Kessler(2)...............          --           --             --        813,157            --        250,000
Barry Cottle.....................          --           --             --        600,000            --        187,500
Judy Bruner(2)...................          --           --             --        467,000            --        146,250
Stephen Yu(2)....................          --           --             --        133,500            --         41,875

------------------------

(1) Based on a fair market value of $26.5625 per share as of June 2, 2000, the closing sale price of the Company's Common Stock on that date as reported by the NASDAQ National Market System.

(2) Alan J. Kessler, Judy Bruner and Stephen Yu also received options to purchase Palm's Common Stock upon the conversion of their 3Com options to Palm options, which occurred on July 28, 2000. For additional information concerning the Palm options that these individuals received upon the conversion of their 3Com options, see the footnotes to the table in the section entitled "GENERAL INFORMATION--Stock Ownership of Certain Beneficial Owners and Management."

EMPLOYMENT, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS

    The Company's 1999 Stock Plan provides that in the event of the Company's merger with or into another corporation or a sale of substantially all of the Company's assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 50% of the then unvested shares subject to his or her option or stock purchase right shall accelerate. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a merger or sale of assets, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

    Under the Company's 1999 Employee Stock Purchase Plan, in the event of the Company's merger with or into another corporation or the sale of all or substantially all of the Company's assets, a successor corporation may assume or substitute for each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding options, the offering periods then in progress will be shortened, and a new exercise date will be set prior to the merger or sale of assets.

    The Company's 1999 Director Option Plan, as amended (the "Director Plan"), provides that in the event of the Company's merger with or into another corporation in which the Company's stockholders before such transaction do not continue to hold at least 50% of the successor or resulting entity, a sale of substantially all of the Company's assets and other transactions set forth in the Director Plan, the exercisability of each option granted under the Director Plan shall accelerate as to all of the shares subject to the option. The option will terminate following the change of control transaction.

COMPENSATION OF DIRECTORS

    Members of the Board who are not employees of the Company received an annual retainer (which has been paid quarterly since September 1999) during the Last Fiscal Year as follows: members of the Board who are on the Audit and/or Compensation Committee receive $25,000 each; members of the Board who are not on either Committee receive $20,000 each; plus reimbursement of travel expenses for travel by members of the Board who reside outside of the local area.

    Outside directors receive options to purchase Common Stock pursuant to the Director Plan. The Director Plan provides for the initial automatic grant of an option to purchase 40,000 shares of the Company's Common Stock to each director of the Company who is not an employee of the Company ("Outside Director"). In addition, each Outside Director is automatically granted an option to purchase 15,000 shares of the Company's Common Stock on the date of each annual meeting if such Outside Director is an Outside Director on the annual meeting date, is expected to continue in service as an Outside Director after the annual meeting date and has served as an Outside Director for at least six months preceding the annual meeting date. All options have a term of ten years and an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Each option becomes exercisable as to 33% of the shares subject to the option on each anniversary of the date of grant, provided in each case the Outside Director remains a director on those dates. During the Last Fiscal Year, options were granted under the Director Plan for the following number of shares and at the exercise prices shown: James L. Barksdale: 40,000 shares at a per share exercise price of $38.00; Gordon A. Campbell: 40,000 shares at a per share exercise price of $38.00; Michael Homer: 40,000 shares at a per share exercise price of $38.00; David C. Nagel: 40,000 shares at a per share exercise price of $38.00; Susan G. Swenson: 40,000 shares at a per share exercise price of $38.00.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the Last Fiscal Year, James L. Barksdale, Gordon A. Campbell and Susan G. Swenson served as members of the Compensation Committee of the Company's Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% Stockholders were complied with during the Last Fiscal Year.

RELATED PARTY TRANSACTIONS

    TRANSACTIONS WITH 3COM CORPORATION

    Through February 25, 2000, the date of legal separation from 3Com, Palm's costs and expenses included allocations from 3Com for centralized legal, accounting, treasury, real estate, information technology, distribution, customer service, sales, marketing, engineering, and other 3Com corporate services and infrastructure costs. These allocations were determined on bases that 3Com and Palm considered to be reasonable reflections of the utilization of services provided or the benefit received by Palm. The allocation methods include relative revenues, headcount or square footage. Allocated costs included in the consolidated statements of operations were as follows (in thousands):

                                                                     YEARS ENDED
                                                            ------------------------------
                                                            JUNE 2,    MAY 28,    MAY 31,
                                                              2000       1999       1998
                                                            --------   --------   --------
Cost of revenues..........................................  $10,443    $ 9,238     $3,694
Sales and marketing.......................................   20,541     16,625      7,023
Research and development..................................    6,125      3,437        845
General and administrative................................   14,550     14,085      5,212
Other (income) expense, net...............................     (632)       218         25

    Amounts paid to 3Com under transitional service agreements during the fourth quarter of fiscal 2000 were recorded in the consolidated financial statements as follows (in thousands):

Cost of revenues............................................   $2,435
Sales and marketing.........................................    3,093
Research and development....................................    2,708
General and administrative..................................    3,276

    Historically, Palm has outsourced all of its product manufacturing to 3Com and other third parties. Products manufactured by 3Com for Palm have been recorded in the consolidated financial statements at 3Com's actual manufacturing cost.

    For purposes of governing certain of the ongoing relationships between Palm and 3Com at and after the separation date and to provide for an orderly transition, Palm and 3Com have entered into various agreements. A brief description of each of the agreements follows.

    MASTER SEPARATION AND DISTRIBUTION AGREEMENT

    The Master Separation and Distribution Agreement contains the key provisions relating to the separation, initial public offering and the distribution. The agreement lists the documents and items that the parties were required to be delivered in order to have accomplished the transfer of assets and liabilities from 3Com to Palm, effective on the separation date. The agreement also contains conditions that were required to have occurred prior to the initial public offering and must occur prior to the distribution. The parties also entered into both short-term and long-term covenants, including covenants to enter into transitional services agreements, exchange information, engage in certain auditing practices and resolve disputes in particular ways.

    GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

    The General Assignment and Assumption Agreement identifies the assets that 3Com transferred to Palm and the liabilities that Palm assumed from 3Com in the separation. In general, the assets that were transferred and the liabilities that were assumed were included on the consolidated balance sheet as of May 28, 1999, after adjustments for certain assets and liabilities that were retained by 3Com, such as most of Palm's accounts receivable and accounts payable, and for activity that occurred up to the separation date.

    INTELLECTUAL PROPERTY AGREEMENTS

    The Master Technology Ownership and License Agreement, the Master Patent Ownership and License Agreement, the Master Trademark Ownership and License Agreement and the Master Confidential Disclosure Agreement together are referred to as the Intellectual Property Agreements. Under the Intellectual Property Agreements, 3Com will confirm that Palm owns or will transfer to Palm its rights in specified patents, patent applications, invention disclosures, specified trademarks and other intellectual property related to Palm's current business and research and development efforts. Neither 3Com nor Palm will sue the other for claims of infringement related to existing patents. 3Com will grant a license to Palm under certain patents owned by 3Com, which were jointly developed with Palm. Palm has committed to license its operating system to 3Com pursuant to a separate agreement that the two parties have negotiated with pricing and other terms more favorable than it would agree to in customary transactions with third parties. Both 3Com and Palm have agreed not to disclose confidential information of the other party except in specific circumstances.

    EMPLOYEE MATTERS AGREEMENT

    The Employee Matters Agreement outlines how 3Com and Palm plan to allocate assets, liabilities and responsibilities relating to current and former employees of Palm and their participation in the benefits plans, including stock plans, that 3Com currently sponsors and maintains. The agreement also contains provisions describing some of Palm's employee benefit and employee stock plans.

    All eligible Palm employees will continue to participate in the 3Com benefits plans on comparable terms and conditions to those for 3Com employees until the distribution date or until Palm establishes benefit plans for its employees, or elects not to establish comparable plans if it is not legally or financially practical. Palm intends to establish its own benefit program no later than the time of the distribution.

    Once Palm establishes its own benefits plans, it may modify or terminate each plan in accordance with the terms of that plan and its policies. No Palm benefit plan will provide benefits that overlap benefits under the corresponding 3Com benefit plan at the time of the distribution. Each Palm benefit plan will provide that all service, compensation and other benefit determinations that, as of the distribution, were recognized under the corresponding 3Com benefits plan will be taken into account under that Palm benefit plan.

    Following the date of 3Com's distribution of its Palm common stock to its stockholders, Palm will be under no obligation to maintain these plans in the form in which they were established or at all. The transfer to Palm of employees at certain of 3Com's international operations, and of certain employee benefit plans, may not take place until Palm receives consents or approvals or has satisfied other applicable requirements.

    TAX SHARING AGREEMENT

    The Tax Sharing Agreement allocates 3Com's and Palm's responsibilities for certain tax matters. The agreement requires Palm to pay 3Com for the incremental tax costs of Palm's inclusion in consolidated, combined or unitary tax returns with affiliated corporations. In determining these incremental costs, the agreement takes into account not only the group's incremental tax payments to the Internal Revenue Service or other taxing authorities, but also the incremental use of tax losses of affiliates to offset Palm's taxable income and the incremental use of tax credits of affiliates to offset the tax on Palm's income. The agreement also provides for compensation or reimbursement as appropriate to reflect redeterminations of Palm's tax liability for periods during which Palm joined in filing consolidated, combined or unitary tax returns.

    The Tax Sharing Agreement also requires Palm to indemnify 3Com for certain taxes and similar obligations, including (a) sales taxes on the sale of products purchased by 3Com from Palm before the distribution, (b) customs duties or harbor maintenance fees on products exported or imported by 3Com on behalf of Palm, (c) the additional taxes that would result if an acquisition of a controlling interest in Palm's stock after the distribution causes the distribution not to qualify for tax-free treatment to 3Com, and (d) any taxes resulting from transactions undertaken in preparation for the distribution.

    Palm's indemnity obligations include any interest and penalties on taxes, duties or fees for which Palm must indemnify 3Com.

    Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the group's federal income tax liability. Accordingly, Palm could be required to pay a deficiency in the group's federal income tax liability for a period during which Palm was a member of the group even if the Tax Sharing Agreement allocates that liability to 3Com or another member.

    The agreement also assigns responsibilities for certain administrative matters such as the filing of returns, payment of taxes due, retention of records, and the conduct of audits, examinations or similar proceedings. 3Com is responsible for filing all tax returns for all periods before the distribution and paying any taxes shown as due on those returns. Palm must provide 3Com with sufficient information about its activities to enable 3Com to file these returns. Palm also must pay its share of the tax liability to 3Com within 30 days after 3Com files the return. Palm and 3Com must retain tax returns and related materials for periods beginning before the distribution and make these materials available to each other upon request. In general, 3Com will be entitled to control the contest of any claim by a taxing authority arising from the audit of a return for any period before the distribution, unless the return covers only Palm's activities.

    MASTER TRANSITIONAL SERVICES AGREEMENT

    The Master Transitional Services Agreement governs the provision of information technology services by 3Com and Palm to each other, on an interim basis, for one year from the date of separation, unless extended for specific services or otherwise indicated in the agreement. The services include data processing and telecommunications services, such as voice telecommunications and data transmission, and information technology support services, for functions including accounting, financial management, tax, payroll, stockholder and public relations, legal, procurement and other administrative functions. Specified charges for such services are generally intended to allow the providing company to recover the direct and indirect costs of providing the services, plus 5% for one year, and plus 10% for an extension of the agreements beyond one year. The Master Transitional Services Agreement also will cover the provision of certain additional transitional services identified from time to time after the separation date that were inadvertently or unintentionally omitted from the specified services, or that are essential to effectuate an orderly transition under the separation agreement, so long as the provision of such services would not significantly disrupt 3Com's operations or significantly increase the scope of its responsibility under the agreement.

    In addition, the Master Transitional Services Agreement will provide for the replication of some computer systems, including hardware, software, data storage or maintenance and support components. Generally, the party needing the replicated system will bear the costs and expenses of replication.

Generally, the party purchasing new hardware or licensing new software will bear the costs and expenses of purchasing the new hardware or obtaining the new software licenses.

    REAL ESTATE MATTERS AGREEMENT

    The Real Estate Matters Agreement addresses real estate matters relating to the 3Com leased and owned properties that 3Com will transfer to or share with Palm. The agreement describes the manner in which 3Com will transfer to or share with Palm various leased and owned properties. The Real Estate Matters Agreement provides that Palm will be required to accept the transfer of all sites allocated to Palm, even if a casualty has damaged a site before the separation date. The Real Estate Matters Agreement also provides that all reasonable costs required to effect the transfers, including landlord consent fees and landlord attorneys' fees will be paid by 3Com. No casualty, as contemplated in the Real Estate Matters Agreement, took place at any site allocated to Palm prior to or as of the separation date.

    INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

    Effective as of the separation date, subject to specified expectations, Palm and 3Com each released the other from any liabilities arising from events occurring on or before the separation date, including events occurring in connection with the activities to implement the separation, the initial public offering and the distribution. The agreement also contains provisions governing indemnification. In general, Palm and 3Com have indemnified the other from all liabilities arising from their respective businesses or contracts, as well as liabilities arising from a breach of the separation agreement or any ancillary agreement. In addition, 3Com and Palm have indemnified the other against liability for specified environmental conditions. Palm will reimburse 3Com for the cost of any insurance coverage from the separation date to the distribution date.

    LOANS TO RELATED PARTIES

    Palm currently plans to enter into a loan agreement with Mr. Cottle in the amount of $300,000. Pursuant to the terms of the loan agreement, as presently contemplated, twenty-five percent (25%) of the principal amount of the loan will be forgiven each year over a four year period, which shall begin on the date of the loan agreement. If Mr. Cottle terminates his employment with Palm prior to the fourth anniversary of the date of the loan agreement, the remaining balance of the loan at the time of his termination will become due and payable to Palm within sixty (60) days of his termination date.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

    The goals of the Company's compensation program are to: (i) enable the Company to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Company; (ii) align compensation with business objectives and performance; and (iii) align incentives for executive officers with the interests of stockholders in maximizing stockholder value. The Company emphasizes performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. Prior to the separation of the Company from 3Com, the Company followed the compensation practices established by 3Com for all 3Com employees. The Company intends to annually review its compensation practices by comparing them to surveys of relevant competitors and set objective compensation parameters based on this review. Compensation policies also reflect the competition for executive talent and the unique challenges and opportunities facing the Company in the handheld computing and Internet content and access markets.

    The Company's compensation program for all employees includes both cash- and equity-based elements. Because it is directly linked to the interests of our stockholders, equity-based compensation is emphasized in the design of the Company's compensation programs. Consistent with competitive practices, the Company also utilizes a cash bonus plan based on achievement of financial performance objectives. In the Last Fiscal Year, the Company exceeded its annual performance objectives and its quarterly targets.

CASH COMPENSATION

    SALARY. The Company sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including companies similar in size and business that compete with the Company in the recruitment and retention of senior personnel. Base pay is targeted at 50% of market on the basis of external salary data from independent surveys. Individual salaries for each executive officer are set relative to this target based on sustained individual performance and contribution to the Company's results.

    CASH BONUS. All employees of the Company are eligible to participate in the Company's cash bonus plan, with executive employee bonuses determined by the Compensation Committee of the Board of Directors. This plan provides cash awards for meeting quarterly revenue and earnings per share goals, based on a matrix in which 100% of target may be achieved only if the Company's results meet targets. Targets for quarterly cash bonus awards for executive employees range from thirty-five to one hundred percent of eligible base salary. Awards may range from zero to 200% of target and can be earned quarterly, based on achievement of stated performance objectives. An additional 50% of target can be earned at year end based on achievement of stated annual performance objectives related to consistency of financial results.

EQUITY-BASED COMPENSATION

    Initial or "new-hire" options are granted to executive officers when they first join the Company. In addition, restricted stock may be granted to certain executive officers when they first join the Company. Thereafter, options and restricted stock may be granted to each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock granted to executive officers are subject to vesting restrictions that generally lapse over four years. The amount of actual options granted depends on the individual's level of responsibility and a review of stock option grants of positions at a broad peer group. Options granted by the Company at the then-current fair market value become valuable and exercisable only if the executive officer continues to serve the Company and the price of the Company's stock subsequently increases.

    In designing executive compensation for fiscal year 2001, the Company retained outside consultants to perform a comprehensive assessment of compensation for its Chief Executive Officer and other executive officers. The services rendered by the consultant to the Compensation Committee included surveying competitors' practices, assessing the mix of pay relative to competitive practices, evaluating the linkage between pay and performance, and recommending compensation strategies.

    The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is performance-based. Since the targeted cash compensation of the majority of the Named Officers is below the $1 million threshold and the Company believes that any options granted under the 1999 Stock Plan will meet the requirement of being performance-based under the transition provisions provided in the regulations under the Section, the Committee concluded that the Section should not materially reduce the tax deductions available to the Company and that no changes to the Company's compensation program were needed in this regard. However, the Committee may from time to time approve compensation that is not deductible under the Section.

CEO COMPENSATION

    The Chief Executive Officer's salary and stock option grants follow the policies set forth above. Mr. Yankowski's base annual salary for fiscal year 2000 of $600,000 reflects his position, duties and responsibilities. In addition, Mr. Yankowski received a cash bonus of $430,010 during fiscal year 2000 pursuant to the bonus plan in effect for all employees as a result of the Company's achievement of certain revenue and earnings goals. Mr. Yankowski's stock option and restricted stock award grants for fiscal 2000 reflect his position, duties and responsibilities.

                                          THE COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Gordon A. Campbell
                                          Susan G. Swenson

                        COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the cumulative total return on Palm's Common Stock with the cumulative total return of the S&P 500 Index and the Chase H&Q Technology Index for the period commencing on March 2, 2000, the date of the initial public offering of Palm's Common Stock, and ending on June 2, 2000, Palm's fiscal year end.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        CUMULATIVE TOTAL RETURN
                               March 2, 2000(1)  June 2, 2000
PALM INC                                 100.00         69.90
S & P 500                                100.00     104.29(2)
CHASE H & Q TECHNOLOGY                   100.00         82.82

DATA POINTS FOR PERFORMANCE GRAPH

                                                                  CUMULATIVE TOTAL RETURN
                                                              -------------------------------
                                                              MARCH 2, 2000(1)   JUNE 2, 2000
                                                              ----------------   ------------
Palm........................................................       100.00            69.90
S&P 500 Index...............................................       100.00           104.29(2)
Chase H&Q Technology Index..................................       100.00            82.82

------------------------

(1) The initial measurement point for the performance graph assumes a $100.00 investment in Palm's Common Stock and in the Chase H&Q Technology Index on March 2, 2000 and in the S&P 500 Index on February 29, 2000. In addition, the cumulative total returns assume reinvestment of any dividends.

(2) The cumulative total return information for the S&P 500 Index is only available at the end of each month, and, therefore, no data point is available for June 2, 2000. Accordingly, the data point on the graph for the S&P 500 Index on June 2, 2000 reflects the cumulative total return as of May 31, 2000.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has selected Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 1, 2001. Deloitte & Touche LLP has acted in such capacity since its appointment for fiscal year 2000. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

    In the event ratification by the stockholders of the appointment of Deloitte & Touche LLP as the Company's independent public accountants is not obtained, the Board will reconsider such appointment.

VOTE REQUIRED

    The affirmative vote of a majority of the Votes Cast is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 1, 2001.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    Proposals of stockholders that are intended for inclusion in the Company's proxy statement relating to the 2001 Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 5470 Great America Parkway, Santa Clara, California 95052, not later than May 30, 2001 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company's proxy statement for that meeting. Stockholder proposals that are not intended to be included in the Company's proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under "TRANSACTION OF OTHER BUSINESS."

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

    Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under the Company's Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, the Company not later than 90 days prior to the next Annual Meeting (under the assumption that the next Annual Meeting will occur on the same calendar day as the day of the most recent Annual Meeting). The stockholder's notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business; (c) the class and number of shares of the Company that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

                                          By Order of the Board of Directors,

                                          Stephen Yu
                                          SECRETARY

September 27, 2000

                                                                    (1991-PS-00)

                                   PALM, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned hereby appoints Carl J. Yankowski, Judy Bruner and Stephen Yu, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Palm, Inc., to be held at The Regency Building, 1270 Sutter Street, San Francisco, CA 94109 on Thursday, November 2, 2000 at 9:30 a.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated September 27, 2000, a copy of the Company's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 16, 2000 and a copy of the Company's 2000 Annual Report to Stockholders. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

        WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR EACH NOMINEE SET FORTH BELOW, FOR THE RATIFICATION OF ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

   /X/   Please mark votes
         as in this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1. Election of two Class I Directors to serve a three-year term expiring in 2003.

Nominees:

Carl J. Yankowski
Michael Homer

   FOR           WITHHELD
all nominees     from all
                 nominees
   / /             / /         / /


                           ------------------------
                           For all nominees except those written on the line above

2. To ratify the appointment of
   Deloitte & Touche LLP as
   independent public accountants
   for the fiscal year ending June
   1, 2001.

FOR           AGAINST             ABSTAIN
/ /             / /                 / /

3. With discretionary authority, upon such other matters as may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /


Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person.
Persons signing in a fiduciary capacity should indicate their full title in such capacity.

PLEASE COMPLETE, DATE AND
SIGN THIS PROXY AND RETURN
PROMPTLY IN THE ENCLOSED
ENVELOPE.

Signature:___________________________      Date:_______


Signature:___________________________      Date:_______